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                                                                  Exhibit 10.128


                              FIRST AMENDMENT TO
                       DEFERRED COMPENSATION AGREEMENTS


          THIS FIRST AMENDMENT ("Amendment") is made and entered into as of this 23/rd/ day of October, 2000 by and between SMART & FINAL INC., a Delaware corporation ("Company"), and MARTIN A. LYNCH, an individual ("Lynch"), based upon the following facts:

          A. The Company and Lynch are party to a Deferred Compensation Agreement dated as of April 15, 1992 ("1992 DCA"), which remains in full force and effect; and

          B. The Company and Lynch are party to a Deferred Compensation Agreement dated as of March 31, 1994 ("1994 DCA"), which remains in full force and effect; and

          C. The Company is the sponsor of the Smart & Final Supplemental Deferred Compensation Plan effective as of December 1, 1994 and as amended through and including May 16, 2000 (the "SDCP"); and

          D.   Lynch is deemed as qualified to participate in the SDCP; and

          E. The Company and Lynch mutually desire to amend the operation of the 1992 DCA and the 1994 DCA to provide that account balances established for the benefit of Lynch will be held by the SDCP.


          NOW, THEREFORE, based on the foregoing, and in consideration of the mutual promises contained below and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Continued Effect. The 1992 DCA and the 1994 DCA shall continue in
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fullforce and effect except as modified herein.

          2.   Account Balance. The parties hereto agree that as of September
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30, 2000, the aggregate of "Account" amounts as referenced in Paragraphs 1 and 2 of the 1992 DCA and Paragraphs 1 and 2 of the 1994 DCA, including both amounts credited for Lynch and Additional Contributions made by Company, is $251,868.71. The parties acknowledge that this amount does not yet include credits for compensation attributable to calendar year 2000.

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          3.   Transfer to SDCP. As expressly provided for in Paragraph 4.5 of
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Article IV of the SDCP, effective September 30, 2000 the aggregate amount of
$251,868.71 shall be irrevocably transferred to a separate account in the SDCP established for Lynch.

          4.   Investment Direction.   Effective October 1, 2000, Lynch shall be
               --------------------
solely responsible for selecting the investment options(s) with respect to his SDCP account and for promptly communicating such selections to the SDCP administrator in the manner required by the administrator.

          5.   Employer's Contribution.   Effective October 1, 2000, all
               -----------------------
references to "book reserve" or "the Account" in Paragraph 1 of the 1992 DCA and Paragraph 1 of the 1994 DCA shall be replaced in the operation of these agreements by the account established for Lynch under the SDCP.

          6.   Additional Contribution.   Effective October 1, 2000, the
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Additional Contribution provisions of Paragraph 2 of the 1992 DCA and Paragraph
2 of the 1994 DCA are hereby cancelled and superceded by the provisions of
Article V of the SDCP.

          7.   Payment of Deferred Compensation.   The provisions of Paragraph 3
               --------------------------------
of the 1992 DCA and Paragraph 3 of the 1994 DCA solely with respect to the distribution schedule of "ten equal annual installments" and with respect to "accrued interest on the unpaid Account balance at the rate of interest rate quoted by the Southern California Head Office of the Bank of America at its `prime' lending rate" are superceded by the provisions of Article VI of the SDCP and Article V of the SDCP, respectively. All other provisions of Paragraph 3 of the 1992 DCA and Paragraph 3 of the 1994 DCA are explicitly acknowledged to remain in full force and effect.

          8.   Early Withdrawal.   The Early Withdrawal provisions as stated in
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Paragraph 4 of the 1992 DCA and Paragraph 4 of the 1994 DCA are hereby cancelled and superceded by the provisions of Article VII and Article VIII of the SDCP.


          9.   Designated Beneficiary.   The Beneficiary designation provisions
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as stated in Paragraph 5 of the 1992 DCA and Paragraph 5 of the 1994 DCA are
hereby cancelled and superceded by the Beneficiary provisions of the SDCP.

          10.  Right to Deferred Compensation.   The provisions of Paragraph 6
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of the 1992 DCA and Paragraph 6 of the 1994 DCA are hereby cancelled and superceded by the provisions of Article XII of the SDCP.

          11.  Miscellaneous.
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               a.  Notices.  Any notice required or permitted under this
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Amendment shall be in writing and shall be deemed effective, when personally delivered or if sent by registered or certified mail, three Business days after the date of delivery to the post

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office, or if sent by overnight delivery when received, in each case addressed to the person required to receive same at the following addresses:

If to Company:                              If to Lynch:
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Smart & Final Inc.                          Martin A. Lynch
600 Citadel Drive                           2570 Las Encinas
Commerce, CA 90040                          Santa Barbara, CA 93013
Attn: Donald G. Alvarado, Esq.

          b.  Survival.  All covenants, agreements, representations and
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warranties contained in this Amendment, or any document, agreement or instrument delivered pursuant hereto shall survive the expiration or other termination of this Amendment.

          c.  Governing Law.  This Amendment shall be governed by, and construed
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in accordance with, the laws of the State of California.

          e.  Entire Agreement.   This Amendment and the other agreements and
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documents referred to herein constitute the final and entire expression of the agreement with respect to the matters contemplated hereby.

          e.  Invalidity of Provisions.  Any provision of this Amendment which
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may be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          f.  Headings.  Any headings or captions preceding the individual
              --------
sections hereof are intended solely for the convenience of the parties and shall not alter or vary the meaning, construction or effect of this Amendment.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


SMART & FINAL INC.


By:    /s/ ROSS E. ROEDER                       /s/ MARTIN A. LYNCH
       ------------------------                 -------------------
       Ross E. Roeder                           Martin A. Lynch
Title: Chairman and
       Chief Executive Officer

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